UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2008
TD AMERITRADE Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-49992	82-0543156
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification Number)
incorporation)
4211 South 102nd Street
Omaha, Nebraska		68127
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On September 24, 2008, TD AMERITRADE Holding Corporation announced a commitment of up to $50 million to protect its clients’ positions in The Primary Fund, a money market mutual fund managed by The Reserve, an independent mutual fund company. Based upon the latest information from The Reserve and other public information, TD AMERITRADE believes that The Primary Fund’s net asset value upon an orderly liquidation will be $0.97 per share. On September 26, 2008 TD AMERITRADE announced a commitment of up to $5 million to address client investments in The International Liquidity Fund, another money market mutual fund managed by The Reserve. Based on TD AMERITRADE’s best understanding of this fund’s status, TD AMERITRADE believes this commitment will be enough to mitigate client losses, should they receive less than $1.00 per share of the fund upon redemption.
     In the event its clients receive less than $1.00 per share of these funds upon liquidation, TD AMERITRADE will commit up to $50 million for clients in The Primary Fund and up to $5 million for clients in the International Liquidity Fund to mitigate client losses. These commitments are considered an obligation under an off-balance sheet arrangement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION
Date: September 30, 2008	By:	/s/ William J. Gerber
		Name:	William J. Gerber
		Title:	Chief Financial Officer